Exhibit 10.56

CCB Cooperation Agreement on Inter-Bank Refinance

Agreement No. :   G9112-2012-025

Party A (full name):  Ningbo Keyuan Plastics Co.,Ltd.(seal)

Add.: Qingshanshi, Beilun District, Ningbo	Postal Code: 315803

Legal Representative (Person in Charge):  Tao Chunfeng

Fax: 0574-86232618	Tel: 0574-86232932

Bank to open basic deposit account:

Bank account number:

Bank account opened at Party B:

Party B: China Construction Bank Inc, Ningbo Beilun Branch (seal)

Add: No.251 Xinda Road, Beilun District, Ningbo	Postal Code: 325800

Person in Charge:

Fax: 86882154	Tel: 86884361

This Agreement is entered into by and between Party A and Party B to identify rights and obligations for both parties in Overseas Payment businesses in accordance with relevant laws, regulations and regulatory rules through negotiation for mutual compliance.

Article 1    Inter-bank refinance

1.
Inter-bank refinance herein means Party A entrusts Party B with applying to overseas branches of CCB or other banks acknowledged by CCB (hereinafter ‘overseas branches/ other banks’) that under the condition of Party A taking payment responsibility and Party B taking responsibility of guarantee of payment, overseas branches/ other banks shall pay for import goods (including advances) under L/C, import collection and T/T payment settlement and refinancing services under non-trade item.

2.
Inter-bank refinance herein is limited to payment under import trade contract or non-trade item. Types of international settlement that can conduct Overseas Payment include: sight L/C, usance L/C, usance L/ C payable at sight under L/C settlement; D/P under import collection settlement; D/A; Pay on delivery under TT settlement.

3.
Considering Party A’s application, Party B agrees to provide maximum (currency, Spell-Out)US Dollar: Fourteen Million Seven Hundred and Forty-Nine Thousand Two Hundred and Eighty- One Point Six of trust receipt facility for Party A to handle Overseas Payment businesses.

Validity of this facility is from March 30, 2012 to June 28, 2012.

During the effective period of the agreed facility, only if Party B accepts Party A’s entrust and applies to overseas branches/ other banks for inter-bank refinance, and the balance of principal of it doesn’t exceed aforementioned facility. Party A can continuously apply to Party B for Overseas Payment according to This Agreement and not be limited by numbers of application. Nonetheless, the sum of the amount that Party A applies for Party B for Overseas Payment and the balance of principal of Overseas Payment that Party A has taken up or keeps outstanding shall not exceed the agreed facility.

Trust receipt facility under This Agreement belongs to trade refinancing facility, which means import refinancing facility that Party B, under the condition that Party A presents trust receipt, provides to Party A. Party A can apply to Party B to use this facility for Overseas Payment businesses.

4.
Unless both parties agree otherwise, the concrete amount of each Overseas Payment shall be determined by Party B based on amount due under import contract, with the maximum amount not exceeding that of the draft. If no draft, the maximum shall not exceed amount due for the goods.

5.	Term for each Overseas Payment shall be calculated as of the actual payment date by refinancing bank, and will end on expiration date determined by refinancing bank.

Article 2   Procedure for Overseas Payment businesses under This Agreement

1.
If Party A wants to apply for using trust receipt facility in Overseas Payment businesses under This Agreement, it shall submit Application for Overseas Payment within the period of validity of the facility to Party B. Party A shall guarantee that Overseas Payment businesses facilities submitted not exceed the limit agreed herein.

2.
If Party B agrees to accept Party A’s entrust after examination to apply to overseas branches/ other banks for Overseas Payment businesses, Party B shall, according to issues entrusted by Party A, submit refinancing application as the trustee to its overseas branches/ other banks, and take guarantee of payment responsibility accordingly, meanwhile it should present Notice on Using Trade Refinancing Facility to Party A.

3.
Before expiration of single Overseas Payment business, Party B shall send Notice on Expiration of Overseas Payment Business to Party A. Both parties agree that actual amount, interest, expense and term etc. of single Overseas Payment business shall be subject to the information listed on Notice on Expiration of Overseas Payment Business.

Article 3    Interest, expense of overseas payment

Party A agrees to take relevant interest and expense under Overseas Payment (including refinancing interest charged by overseas branches/ other banks, commission charged on Party B for Overseas Payment and other related charges), and all interests and charges payable shall be paid by Party B.

1.	Interest and expense

Party A selects the ___second__ way among the following to determine interest and expense of inter-bank refinance:

(1)
When Party A applies to Party B for single Overseas Payment business, Party B  should enquire from overseas branches/ other banks to determine refinancing interest rate. Meanwhile, Party A should bear interests of overseas branches/ other banks and commission charged on Party B for inter-bank refinance. Details of refinancing interest rate and commission rate shall be subject to Notice on Using Trade Refinancing Facility presented to Party A by Party B.

(2)
Both parties agree that under This Agreement, each Overseas Payment business shall calculate by applying general rate of LIBOR of the same period plus price difference (including refinancing interest charged by overseas branches/ other banks and commission charged on Party B for inter-bank refinance), and Party A agrees that Party B shall have the right to deduct commission charged by Party B for Overseas Payment from the sum of accrued interest. Details of general rate for Overseas Payment shall be subject to agreement of Notice on Using Trade Refinancing Facility.

Refinancing interest rate/ general rate for Overseas Payment shall be annual rate and calculated by the day ( Currencies for Overseas Payment shall be HK Dollar and Pound, and it will be calculated by 365 days in one year; for currencies other than HK Dollar and Pound, it will be calculated by 360 days in one year).

LIBOR referred in this Article means the very same day of each Overseas Payment business day, or one or two bank trading day before each Overseas Payment business day, or the very same day of interest rate adjustment day, or one or two bank trading day before interest rate adjustment day, the inter-bank offered rate for the same period and same currency published by BBA provided by financial telecommunication terminals such as TELERATE etc. LIBOR applies to each Overseas Payment business shall be subject to determination by overseas branches/ other banks.

LIBOR for the same period means the LIBOR price in months matching the term and currency of inter-bank refinance. LIBOR price for each day can be divided into different levels from one month to twelve months. Shall term of Overseas Payment be less than one month, it shall be calculated in LIBOR price for one month; Shall term of Overseas Payment be more than one month but less than two months, it shall be calculated in LIBOR price for two months; so on and so forth, maximum can apply LIBOR price for twelve months.

2.	Other charges

Unless otherwise agreed, Party A agrees to bear other charges incurred in the process of transaction of Overseas Payment businesses, including but not limited to postage, commission charged by foreign banks etc. Party A agrees to pay other charges listed on Notice on Expiration of Overseas Payment Business sent by Party B to overseas branches/ other banks once and for all before expiration date of Overseas Payment via Party B.

3.	Payment for interest

Party A agrees to pay for t principal, interests and charges listed on Notice on Expiration of Overseas Payment Business as interests of Overseas Payment businesses under This Agreement sent by Party B to overseas branches/ other banks once and for all before expiration date of Overseas Payment via Party B.

4.	In case of extension, Party A shall still pay for interest for extended period and all expenses happened after extended period to overseas branches/ other banks via Party B.

Article 4   Preconditions for Party B to accept Party A’s entrust to apply to overseas branches/ other banks for Overseas Payment businesses and provide guarantee for Party A’s payment obligation

Unless Party B waives all or part of its rights, Party B shall not be obliged to accept Party A’s entrust to apply to overseas branches/ other banks for Overseas Payment businesses and provide guarantee for Party A’s payment obligation until following preconditions are all met:

1.	Party A has properly handled approval, registration, delivery and other legal procedure related to Overseas Payment under This Agreement in line with relevant laws, regulations and regulatory rules.

2.
Party A has carried out foreign exchange payment procedure in accordance with requirements from State Administration of Foreign Exchange and this has been confirmed by State Administration of Foreign Exchange.

3.	Party A has submitted relevant documents that meet Party B’s requirement.

4.	Guarantee agreement that meets Party B’s requirement or other guarantee methods have come into effect.

5.	Party A hasn’t involved in any breaching activities listed in This Agreement.

6.	Party A has submitted Trust Receipt to Party B except Party B agrees not to do so.

7.	Party B has approved Party A’s application.

Article 5   Repayment

1.	Ways of repayment

(1)
Payment for goods obtained from disposing the goods represented by trust receipt by Party A  shall be used to repay Overseas Payment amount, and the insufficient shall be repaid by Party A using other funds.

(2)
Principal, interests, charges and other payment due listed on Notice on Expiration of Overseas Payment Business sent by Party B to Party A shall be payable for inter-bank refinance. Unless otherwise agreed by both parties, Party A shall pay above amount due to overseas branches/ other banks once and for all before expiration date of Overseas Payment via Party B.

(3)
Party A shall, before the repayment date listed on Notice on Expiration of Overseas Payment Business, deposit sufficient amount payable for Overseas Payment in the bank account opened by Party B, and transfer the amount to pay off debt by itself, or transfer amount from other bank account on repayment date to bank account designated by Party B to pay off debt; shall Party A not make repayment on schedule, Party B will have the right to appropriate it  from Party A’s bank account opened in CCB.

2.	Prepayment

Unless it’s agreed by overseas branches/ other banks and Party B, Party A shall not repay principal, interests, charges for Overseas Payment ahead of schedule. Nonetheless, in cases that Party B and/or overseas branches/ other banks consider that Party A is already suffering from operational crisis or other factors which has already impaired Party A’s capability of making repayment for Overseas Payment upon expiration or this kind of situation would happen, or due to change of national policies, or internal managerial issues of Party B and/or requirements from overseas branches/ other banks, Party A shall be obliged to repay Overseas Payment amount ahead of schedule according to Party B’s requirement.

Shall Party A need to repay all or part of Overseas Payment amount ahead of schedule, Party A shall submit application to overseas branches/ other banks by tested cable via Party B at least 15 days in advance, and if overseas branches/ other banks agree, Party A shall pay default punishment to overseas branches/ other banks via Party B. Default punishment shall be subject to the amount on the tested cable, which is the reply of overseas branches/ other banks. Meanwhile Party B shall have the right to charge Party A for losses resulted from prepayment according to actual situation.

3.	If Party A requires for extension for inter-bank refinance, it should apply to overseas branches/ other banks by tested cable via Party B at least 15 days in advance.

Article 6   Rights and obligations of both parties

1.
Party A shall have the right to request Party B , according to agreement herein, to apply to overseas branches/ other banks for Overseas Payment businesses for Party A, and provide guarantee for Party A’s payment obligation when conditions are met.

2.	Party B shall keep Party A’s commercial secret confidential in accordance with law.

3.	Party A’s settlement in RMB or foreign currencies under This Agreement shall all be handled via the bank account opened by Party B.

4.
When overseas branches/ other banks make payment and occupy the vouchers which represent the ownership of goods and relevant documents, Party B shall promptly acquire the ownership of vouchers and ownership of goods represented by vouchers.

5.	After Party A represents trust receipt to Party B, Party B shall pass the vouchers to Party A.

6.	Party B, as the trustor of trust receipt, shall enjoy the beneficial right from Party A’s disposing trusted properties.

7.
Party A, as the trustee of trust receipt, holds documents under settlement methods such as import L/C, import collection or T/T settlement involved in Overseas Payment and the goods represented by these documents, and can decide on unloading, storage, manufacture, processing and sales matters.

Payment for goods obtained by Party A from sales shall be used to repay Overseas Payment amount applied from overseas branches/ other banks via Party B, and the insufficient shall be repaid by Party A using other funds.

8.	All costs arising from disposal of goods or goods shall be borne by Party A.

9.
After the goods represented by documents under settlement methods such as import L/C, import collection or T/T settlement involved in each Overseas Payment under This Agreement has been sold out, Party B shall have the right to collect payments for goods from the buyer and issue effective receipt without the obligation to inform Party A in advance.

10.	In case that Party B expresses special requirements, Party A shall dispose the goods according to Party B’ requirement.

11.
The documents involved in each Overseas Payment under This Agreement and the goods represented by these documents shall, as Party B’s trusted properties, be independent of Party A. In situations like dissolution, cancellation or bankruptcy happened to Party A, trusted properties shall not be included in assets to be liquidated. Creditor’ rights that Party A obtained from managing and disposing documents and the goods represented by documents shall not offset the debts arising from its own properties.

12.	Before paying off principal, interests and charges of inter-bank refinance, Party A shall not mortgage (pawn) documents and the goods represented by documents to other people.

13.
In case that Party B expresses special requirements, Party A shall, before selling the goods involved in single Overseas Payment under This Agreement, guarantee that relevant documents about the goods delivered to Party B be stored according to Party B’s instruction, and make a warehouse receipt with a letter head of Party B.

14.
In case that Party B expresses special requirements, Party A shall purchase fire insurance and other common insurance types from insurance with good reputation according to full value of the goods involved in single Overseas Payment under This Agreement, and hold it for Party B as trustee of trust receipt, and submit, at any time when Party B requests, the insurance policy or insurance contracts with Party B being the party to enjoy priority claim right or the benefits under this policy being transferred to Party B. Premium shall be borne by Party A. In case of compensation claimed for goods under this policy, Party A shall immediately inform Party B, and after collection of compensation, Party A shall promptly pass it on to Party B.

15.
Party B shall have the right to decide and examine transportation methods, storage place, storage method and different coverage of goods involved in single Overseas Payment under This Agreement. Party A guarantees to provide convenience for Party B, including allowing Party B’ s staff to enter into warehouse and place owned, occupied or managed by Party A. If Party B requires, Party A shall sign all documents necessary for facilitating Party B to take delivery of goods and claim compensation.

16.
Party B shall have the right to supervise Party A’s operational status and Party A shall provide assistance. Party B shall have the right to examine and supervise the collection of payment for goods involved in single Overseas Payment under This Agreement, and Party A shall, at any time when Party B requests, provide relevant information in writing to Party B.

17.
In case that Party A shall change legal representative (person in charge), domicile or business place, or reduce registered capital during agreement period, Party A shall inform Party B in writing in advance.

18.
In case that Party A shall change operational type or ownership organizational form due to contracting, leasing, associate company, shareholding reform, division, merger, consolidation and other reasons, Party A shall inform Party B in advance and carry out debt clearance measures.

19.
Shall situations happen to Party A which constitute crisis to its normal operation or have substantial adverse impact on Party A’s capability of making repayment for Overseas Payment under This Agreement, including but not limited to production suspension, close down, having cancellation registration, business license revocation, legal representative or major person in charge being involved in illegal activities, major litigation, or serious difficulties in operation, financial status degradation, Party A and its investors withdraw capital, transfer assets or shares on its own etc., Party B shall have the right to demand Party A to immediately deposit the capital and interests for Overseas Payment into the bank account designated by Party B as the earnest money guarantee or take other measures acknowledged by Party B.

20.	Party A guarantees not to sign agreement with any third party to damage Party B’s benefits under This Agreement.

21.
Party B can at any time revoke trust. Once Party B request, Party A shall promptly return whole set of property ownership documents, vouchers and other instruments or the goods under these documents to Party B.

22.	Shall Party A not dispose trusted properties according to Party B’s requirements, Party B shall have the right to cancel trust relation and retrieve trusted properties for its own disposal.

23.
In case of security established, if the guarantor breaches security agreement or lost its capability of guarantee, Party A shall promptly provide new security acknowledged  by Party B, or Party B shall have the right to retrieve ahead of schedule the principal, interests and relevant charges of Overseas Payment in the name of overseas branches/ other banks, and Party B shall have the right to appropriate this amount from Party A’s bank account opened in CCB, and shall have the right to exercise security rights.

24.	Party A agrees that: Party B shall have the right to exercise whatever rights overseas branches/ other banks enjoy against Party A.

25.	Both parties agree that international conventions such as UCP 600 etc. shall be applied on issues not finalized in This Agreement or ambiguous expressions.

Article 7   Guarantee

Guarantee methods under This Agreement shall be _the first and the fourth____ among following choices:

(1)	Guarantee

(2)	Mortgage

(3)	Pawn

(4)	Earnest money

(5)	Spare L/C

(6)	Credit insurance

(7)	Others:_________

Article 8    Liability for breach of contract

1.
Upon expiration of inter-bank refinance, shall Party A not make full payment via Party B on time or the balance in Party A’s bank account opened in Party B be insufficient, Party B shall have the right to issue a collection notice to Party A, and Party A shall, according to Party B’s requirement, raise funds in time and make full payment via Party B. Under any circumstances, if Party B performs obligation of payment guarantee, Party A shall pay following amount to Party B within 3 working days after Party B makes payment:

(1)	The full amount that Party B paid to overseas branches/ other banks or third party designated by overseas branches/ other banks;

(2)
For outstanding amount (including principal, interests, postage/cable charge, commission etc. for inter-bank refinance) of Part A in the period from the date that Party B makes payment to the date that Party B collects full payment from Party A, it should calculate the rate of monies advanced  by a daily interest rate of 0.05%

(3)	Costs for Party B to deliver notice and other relevant expenses.

2.	Shall Party A not repay full amount of principal and relevant charges on schedule, Party B shall have the right to adopt one or several methods of following choices:

(1)	Appropriate it from Party A’s bank account opened in CCB, or appropriate it from other receivables of Party A;

(2)	Dispose documents under import L/C, import collection or T/T settlement involved in single Overseas Payment under This Agreement and the goods represented by these documents;

(3)	Dispose collaterals, properties in pawn or pursue recovery from the guarantor.

3.
If Party A have any violation of the situations provided herein, Party B shall have the right to demand Party A correct it by a set time, and demand Party A provide guarantee in line with Party B’s requirement, and appropriate any amount payable from Party A’s bank account opened in CCB and other remedial measures permitted by law.

Article 9 Modification, supplementation and interpretation of This Agreement

1.	Any modification or supplementation of This Agreement shall be agreed by both parties and made in writing, and constitute effective components of This Agreement.

2.
Shall there be discrepancy in interpretation of any articles herein, the true meaning of it shall be determined by purpose of This Agreement, words and expressions used, relevant clauses, trading conventions and honesty and credibility principle.

Article 10   Attachment of This Agreement

Application for Overseas Payment submitted by Party A, Notice on Using Trade Refinancing Facility, Notice on Expiration of Overseas Payment Business issued by Party B to Party A, and import goods list and other vouchers and documents, etc. under import L/C, import collection or T/T settlement involved in single Overseas Payment under This Agreement shall all be attachment of This Agreement and constitute effective components of This Agreement.

Article 11 Settlement of disputes

Shall any disputes happen during the process of implementing This Agreement, it can be solved via negotiation. If negotiation fails, the __first____ way of following choices shall be chosen for settlement:

(1)	File a lawsuit to the People’s Court where Party B locates;

(2)
Submit the case to __________ arbitration committee (arbitration place shall be _______) for arbitration in accordance with presently existing and effective arbitration rules of this committee. The award of arbitration shall be final and legally binding upon parties hereto.

During litigation or arbitration period, the part of This Agreement which is not involved in disputes shall still be enforced upon.

Article 12   Operation of This Agreement

This Agreement comes into effect after legal representative (person in charge) or authorized agent from Party A sign and affix official stamp and legal representative (person in charge) or authorized agent from Party B sign and affix official stamp.

Article 13 Miscellaneous agreement

1.
Shall Party A pay earnest money in full amount or relevant financial pawn in full value to Party B, if Party B examines and agrees, Party B can carry out Overseas Payment businesses for Party A and will be legally bound by relevant rights and obligations herein;

2.	____________;

3.	__________.

Article 14   This Agreement comes in ___two___ copies with same content.

Article 15   Statement

1.	Party A clearly acknowledges business scope and authorization of Party B.

2.
Party A has read all clauses herein. At Party A’s request, Party B has given interpretation to articles herein accordingly. Party A has sufficient knowledge and understanding of meanings of the articles herein and their corresponding legal effect.

3.	Party A has the right to sign This Agreement.

Party A (seal): Ningbo Keyuan Plastic Co., Ltd.

Legal Representative (person in charge) or Authorized Agent (signature):Chunfeng Tao

March 30, 2012

Party B (seal): CCB Ningbo Beilun Branch
Legal Representative (person in charge) or Authorized Agent (signature):
March 30, 2012